Exhibit 16.2

                    Letter from Mark Bailey & Company, Ltd.




October 9, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by BKF Capital Group, Inc. in Item 4.01 of its Current Report on Form 8-K dated October 9, 2008. We agree with the statements concerning our firm in such Current Report on Form 8- K. Furthermore, we understand this letter will be filed as an exhibit to such report.


Sincerely yours,


/s/ Mark Bailey and Company, Ltd.

Mark Bailey and Company, Ltd.
Reno, Nevada